Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Danny Sheng Wu Yeung and Lo Hoi Chun, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-3, or other appropriate form, and all amendments thereto, including post-effective amendments, of Prenetics Global Limited, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Danny Sheng Wu Yeung Danny Sheng Wu Yeung	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 29, 2023

/s/ Lo Hoi Chun Lo Hoi Chun	Chief Financial Officer (Principal Financial and Accounting Officer)	September 29, 2023

/s/ Cheng Yin Pan Cheng Yin Pan	Independent Director	September 29, 2023

/s/ Cui Zhanfeng Cui Zhanfeng	Director	September 29, 2023

/s/ Woo Ian Ying Woo Ian Ying	Independent Director	September 29, 2023

/s/ Chiu Wing Kwan Winnie Chiu Wing Kwan Winnie	Independent Director	September 29, 2023